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            EXHIBIT 23.1.  CONSENT OF INDEPENDENT AUDITORS


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in the annual report on Form S-8 of our report dated August 14, 1998 on our audit of the financial statements of Actrade Financial Technologies Ltd. (formerly Actrade International Ltd and Subsidiaries) as of June 30, 1998.



ZELLER WEISS & KAHN, LLP

Mountainside, NJ
February 5, 2001










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                  EXHIBIT 23.1. CONSENT OF INDEPENDENT AUDITORS


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Actrade Financial Technologies Ltd. on Form S-8 of our report dated September 25, 2000, appearing in the Annual Report on Form 10-K of Actrade Financial Technologies Ltd. for the year ended June 30, 2000.



DELOITTE & TOUCHE LLP
New York, New York
February 5, 2001